UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ ] Preliminary Proxy Statement

[] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS EQUITY TRUST

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DB3/ 203402258.1

Email Notification Setup Form

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Reply to Address: shareholdermeetings@computershare.com

Subject line: Proxy Materials for ClearBridge Funds' Special Shareholder Meeting to be held August 31, 2020

Email Text:

Dear Valued Shareholder:

Your firm holds shares in the ClearBridge Small Cap Growth Fund and/or ClearBridge Aggressive Growth Fund through TransAmerica as of the April 1, 2020 record date. The Special Meeting will take place on Monday, August 31, 2020.

You are receiving this email because we have not received a vote for the proxy card mailed to your firm.

PLEASE CALL OUR INBOUND PROXY LINE TO VOTE:

1-888-916-1719

The Proxy Statement and other pertinent documents can be found at:

https://www.proxy-direct.com/lmf-31298

Voting Your Proxy Via the Internet

Online voting is a convenient and a secure way to vote on the Proxy Statement. You may access your proxy card and vote your proxy by clicking on the link(s) provided below. The link will take you directly to the proxy voting site where you can submit your vote.

The control number and security code shown below will auto-populate when you click on the link(s) provided below.

Shareholder link to voting

Ways to Vote:

1)Internet: www.proxy-direct.com

2)Touch-tone Telephone - available 24 hours: 800-337-3503

3)Live Agent will take your vote on a recorded line: 888-916-1719

If you have any questions about the proxy materials or the proposals, please call us at: 888-916-1719.

Sincerely,

Computershare Funds Services

Independent Tabulator for Legg Mason Sponsored Funds Including ClearBridge Funds